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                                   Exhibit 23.



            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------



Royal Bancshares of Pennsylvania, Inc.
Narberth, Pennsylvania


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-25855) of Royal Bancshares of Pennsylvania, Inc. of our report dated March 14, 2005, relating to the effectiveness of Royal Bancshares of Pennsylvania, Inc.'s internal control over financial reporting, which appears in this Form 10-K/A.

/s/ Beard Miller Company LLP


Reading, Pennsylvania
November 18, 2005